Exhibit 99.1

Investors and Media: Chris Oltmann (818) 532-3708

Velocity Financial Announces $45 Million Equity Offering and Financing Amendments

Westlake Village, CA – April 6, 2020 – Velocity Financial, Inc. (NYSE: VEL), (the “Company,” “Velocity,” “we” or “our”) today announced that it has reached an agreement to issue and sell $45 million of Series A Convertible Preferred Stock and warrants to purchase shares of the Company’s common stock to investment funds affiliated with Snow Phipps Group, LLC (“Snow Phipps”) and TOBI III SPE I LLC (“TOBI”).

“Over the past week, we worked closely with our original sponsors, Snow Phipps and TOBI, and warehouse repurchase lending partners to quickly react to unprecedented markets conditions by strengthening the Company’s balance sheet and liquidity profile,” said President and CEO, Chris Farrar. “We are pleased to have their continued support as we navigate these difficult times.”

The issuance of the Series A Convertible Preferred Stock and warrants and the agreements in connection therewith were unanimously approved by a transaction committee (the “Transaction Committee”) comprised solely of independent and disinterested members of the Company’s board of directors.

Velocity’s Current Report on Form 8-K filed with the Securities and Exchange Commission this morning includes additional information regarding the terms of the Series A Preferred Stock and warrants and the proposed sale. In addition, the Company has entered into amendments with the lenders on its existing warehouse repurchase agreements. The amended warehouse repurchase agreements provide the Company with a more flexible and stable financing solution for its recently originated whole loans.

While the first quarter 2020 just ended and Velocity’s financial results for the first quarter are not yet available, the Company expects to report members equity of approximately $152 million as of December 31, 2019, and estimates stockholders’ equity of approximately $250 million as of March 31, 2020.

The Transaction Committee is being advised by JMP Securities LLC as financial advisor and Simpson Thacher & Bartlett LLP as legal counsel.

Conference Call and Webcast

Velocity Financial, Inc. will host a call today, April 6, 2020, at 1:30 p.m. Pacific Time / 4:30 p.m. Eastern Time to discuss the recently completed agreements and provide an operational update. The number to dial in order to listen to the conference call is 1-888-222-5806 in the U.S. and Canada. International callers must dial 1-412-902-6516. Callers should ask to be joined into the Velocity Financial, Inc. investor call. A replay of the call will be available through midnight on April 13, 2020, and can be accessed by dialing 1-877-344-7529 in the U.S. and in Canada 855-669-9658 or 1-412-317-0088 internationally and entering access code #10142017.

The live conference call will also be webcast in listen-only mode in the Upcoming Events section of Velocity Financial’s website under “Events and Presentations.” To listen to the webcast, please go to Velocity Financial’s website at least 15 minutes prior to the call to register and download and install any needed audio software. An audio replay of the call will also be available on Velocity Financial’s investor relation website following the call.

About Velocity Financial, Inc.

Based in Westlake Village, California, Velocity is a vertically integrated real estate finance company that originates and manages investor loans secured by 1-4 unit residential rental and small commercial properties. Velocity originates loans nationwide across an extensive network of independent mortgage brokers it has built and refined over 15 years.

Forward-Looking Statements

Some of the statements contained in this press release constitute forward-looking statements within the meaning of the federal securities laws. Forward-looking statements relate to expectations, projections, plans and strategies, anticipated events or trends, and similar expressions concerning matters that are not historical facts. In some cases, you can identify forward-looking statements by the use of forward-looking terminology such as “may,” “will,” “should,” “must,” “expects,” “intends,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” or “potential” or the negative of these words and phrases or similar words or phrases that are predictions of or indicate future events or trends and which do not relate solely to historical matters. You can also identify forward-looking statements by discussions of strategy, plans, intentions or future financial results.

The forward-looking statements contained in this press release reflect the Company’s current views about future events and are subject to numerous known and unknown risks, uncertainties, assumptions and changes in circumstances that may cause actual results to differ significantly from those expressed or contemplated in any forward-looking statement.

While forward-looking statements reflect the Company’s good faith projections, assumptions and expectations, they are not guarantees of future results. Furthermore, the Company disclaims any obligation to publicly update or revise any forward-looking statement to reflect changes in underlying assumptions or factors, new information, data or methods, future events or other changes, except as required by applicable law. Factors that could cause the Company’s results and financial condition and other events affecting the Company’s business to differ materially include the course and severity of the COVID-19 pandemic, and the direct and indirect results of the pandemic, such as recessionary economic trends, including with respect to employment, wages and benefits and commercial activity, political, legal and regulatory actions and policies in response, including the effects of restrictions on commerce or other public activities, moratoria and other suspensions of evictions or rent and related obligations, the timing, magnitude and effect of public spending, directly or through subsidies, and its direct and indirect effects on commercial activity and incentives of employers and individuals to resume or increase employment, wages and benefits and commercial activity, potential longer term effects of increased government spending on the interest rate environment and borrowing costs for non-governmental parties, potential longer-term shifts toward telecommuting and telecommerce, and geographic variation in the severity and duration of the COVID-19 pandemic, including in states such as New York, California, New Jersey and Florida where high percentages of the properties underlying the Company’s mortgage loans are located. Factors that could cause the Company’s results and financial condition and other events affecting the Company’s business to differ materially also include, but are not limited to general economic conditions and real estate market conditions, regulatory and/or legislative changes, the Company’s ability to retain and attract loan originators and other professionals, and changes in federal government fiscal and monetary policies. These and other risks could materially adversely affect the Company’s results and financial condition and business directly or indirectly, including by virtue of effects on: interest rates; mortgage default rates; mortgage prepayment rates; the availability and terms of financing for the Company’s business, including through securitizations; the market value of the Company’s assets; conditions in the markets for derivative instruments related to mortgage loans and commercial mortgage-backed securities (“CMBS”); the liquidity and capitalization of banks and other financial firms and the effects on their incentives and willingness to provide capital to mortgage originators or to hold mortgages or related assets; volatility in supply and demand in the market for mortgage loans and related CMBS, which recently have been and could continue to be subject to sharp and sudden variations; the timing and availability of direct and indirect governmental support for various financial assets, including mortgage loans and CMBS, and possible related distortions in market values and liquidity for such assets whose markets have or are assumed to have government support versus possibly similar assets that do not; and competitive dynamics among mortgage originators.

For a further discussion of these and other factors that could cause future results to differ materially from those expressed or contemplated in any forward-looking statements, see the section titled ‘‘Risk Factors” the Company previously disclosed in its prospectus filed with the SEC on January 17, 2020, as such risk factors may be updated from time to time in the Company’s periodic filings with the SEC. Such filings are available publicly on the Company’s Investor Relations web page at www.velfinance.com. The Company’s website and the information contained therein or linked to its website are not incorporated into this press release..